Filed Pursuant to Rule 424(b)(5)

Registration No. 333-265336

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 5, 2022)

3,300,000 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying base prospectus, we are offering 3,300,000 shares of our common stock, par value $0.001 per share, at an offering price of $1.00 per share.

We have entered into a placement agency agreement with Roth Capital Partners, LLC, or Roth Capital Partners, as placement agent (the “Placement Agent”), relating to the issuance and sale of our common stock offered by this prospectus.

Our common stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “SUNW.” On August 9, 2023, the closing sale price of our common stock on Nasdaq was $1.21 per share.

The Placement Agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus. The Placement Agent is not purchasing or selling any securities offered by this prospectus. The gross proceeds to us before Placement Agent commissions and other offering expenses will be up to $3,300,000. Refer to the section entitled “Plan of Distribution” beginning on page S-10 of this prospectus supplement for more information regarding these arrangements.

	Per Share	Total
Offering price	$1.00	$3,300,000
Placement Agent fees	$0.06	$198,000
Proceeds to us (before expenses)(1)	$0.94	$3,102,000

(1)	We have agreed to pay the Placement Agent a cash placement commission equal to 6.0% of the gross proceeds from the sale of shares of common stock offered in this offering. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering. For more information, see “Plan of Distribution.”

Investing in our securities involves a high degree of risk. You should read carefully and consider the information contained in and incorporated by reference under “Risk Factors” beginning on page S-4 of this prospectus, and the risk factors contained in other documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Roth Capital Partners

The date of this prospectus supplement is August 9, 2023

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that was filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our common stock.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the Placement Agent has authorized anyone to provide you with any different information. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of common stock to which it relates, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including market opportunity, market position and competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry, and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, while we believe that information contained in industry publications, surveys and studies has been obtained from reliable sources, the accuracy and completeness of such information is not guaranteed, and we have not independently verified any of the data contained in these third-party sources.

This prospectus supplement and the accompanying prospectus, and any documents incorporated by reference herein or therein, include statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement and in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q, which are incorporated by reference into the prospectus. These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, completely and with the understanding that future results may be materially different and worse from what we expect. See the information included under the heading “Note Regarding Forward-Looking Statements.”

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated or the context otherwise requires, the terms “Company,” “Sunworks,” “we,” “us” and “our” refer to Sunworks, Inc., a Delaware corporation, and its predecessors and consolidated subsidiaries.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference. It does not contain all of the information that you should consider before buying our securities. You should read this prospectus in its entirety, including the information incorporated by reference herein and therein.

Overview

We provide photovoltaic (“PV”) and battery-based power and storage systems for the residential and commercial markets. Commercial projects include commercial, agricultural, industrial and public works projects. We operate in several residential and commercial markets including California, Utah, Nevada, Arizona, New Mexico, Texas, Colorado, Minnesota, Wisconsin, Massachusetts, Rhode Island, New York, Pennsylvania, New Jersey and South Carolina. Through our operating subsidiaries, we design, arrange financing, integrate, install, and manage systems ranging in size from 2kW (kilowatt) for residential projects to multi-MW (megawatt) systems for larger commercial and public works projects. Commercial installations have included installations at office buildings, manufacturing plants, warehouses, service stations, churches, and agricultural facilities such as farms, wineries, and dairies. Public works installations have included school districts, local municipalities, federal facilities and higher education institutions.

Residential Solar

Through our Solcius LLC subsidiary, we design, arrange financing, integrate, install, and manage systems, primarily for residential homeowners. We sell residential solar systems through multiple channels, through our network of sales channel partners, as well as, a growing direct sales channel strategy. We operate in several residential markets including California, Utah, Nevada, Arizona, New Mexico, Texas, Colorado, Minnesota, Wisconsin, and South Carolina. We have direct sales and/or operations personnel in California, Nevada, Utah, Arizona, New Mexico, Texas, Colorado, South Carolina, Wisconsin and Minnesota.

Commercial Solar

Through our Commercial Solar Energy, Inc. subsidiary, we design, arrange financing, integrate, install, and manage systems ranging in size from 50kW (kilowatt) to multi-MW (megawatt) systems primarily for larger commercial and public works projects. Commercial installations have included installations at office buildings, manufacturing plants, warehouses, service stations, churches, and agricultural facilities such as farms, wineries, and dairies. Public works installations have included school districts, local municipalities, federal facilities and higher education institutions. Historically, the Commercial Solar Energy subsidiary participated in the California Residential solar market. Following the Solcius acquisition in August 2021, all new residential sales are managed under the Solcius brand. Due to materiality, the company will continue to report the remaining backlog of residential projects in the Commercial Solar Energy segment, which is expected to be fulfilled within the next year. Commercial Solar Energy primarily operates in California.

Recent Developments

On August 2, 2023, we announced select preliminary unaudited operational and financial data for the three months ended June 30, 2023, as set forth below:

●	Total revenue of range between $33.0 and 35.0 million
●	Residential Direct sales channel represented approximately 45% of new originations
●	Total backlog of approximately $84 million
●	Approximately $4.8 million in cash and restricted cash as of June 30, 2023

Corporate Information

Our principal executive offices are located at 1555 Freedom Blvd, Provo, Utah 84604 and our telephone number is (385) 497-6955. Our web site address is www.sunworksusa.com. Information contained in or accessible through our website does not constitute part of this prospectus supplement.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies.

S-2

The Offering

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of our common stock, you should read the section entitled “Description of Capital Stock.”

Issuer	Sunworks, Inc.

Shares of common stock offered	3,300,000 shares

Common stock to be outstanding after this offering(1)	38,865,974 shares (assuming we sell the maximum number of shares of common stock offered in this offering)

Risk Factors	Your investment in our common stock involves substantial risks. You should read carefully the “Risk Factors” included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our filings with the SEC.

NASDAQ symbol	SUNW

Use of Proceeds	We intend to use net proceeds from this offering for general corporate purposes, including, without limitation, sales and marketing activities, product development, making acquisitions of assets, businesses, companies or securities, capital expenditures, and for working capital needs. See “Use of Proceeds” beginning on page S-6 of this prospectus.

(1) The common stock outstanding after the offering is based on approximately 35,565,974 shares of our common stock outstanding as of March 31, 2023 and the sale of 3,300,000 shares of our common stock sold in this offering, and excludes the following:

●	846,267 shares of our common stock issuable upon the vesting of restricted stock units granted as of March 31, 2023, having a weighted average grant date value of $3.14 per share; and
●	211,720 shares of our common stock issuable upon the exercise of options outstanding as of March 31, 2023, having a weighted average exercise price of $11.66 per share; and
●	306,461 shares of our common stock reserved for future issuance under our 2016 Equity Incentive Plan as of March 31, 2023;
●

An estimated 1,634,546 shares of our common stock that may be issuable upon the achievement of certain performance criteria set forth in performance stock units granted as of March 31, 2023, which performance units may be settled in cash at the discretion of the Company;

●	4,050,000 shares of our common stock sold in a registered offering that closed June 12, 2023; and
●	1,294,743 shares of our common stock issued and sold since March 31, 2023 pursuant to our at-the-market offerings.

S-3

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described below and discussed in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in other documents incorporated by reference in this prospectus. We expect to update these Risk Factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus. These updated Risk Factors will be incorporated by reference in this prospectus.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition, results of operations and prospects. Certain statements below are forward-looking statements. See the information included under the heading “Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock. Assuming that an aggregate of 3,300,000 shares of our common stock are sold at a price of $1.00 per share pursuant to this prospectus for aggregate net proceeds of $3,002,000 after deducting placement agent fees and approximately $100,000 of estimated aggregate offering expenses payable by us, you would experience immediate dilution of $0.38 per share, representing a difference between our as adjusted net tangible book value per share as of March 31, 2023 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options may result in further dilution of your investment. See the section entitled “Dilution” on page S-7 of this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering. Any future offerings may cause further dilution of any investment in the Company.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

Future issuances or sales of our common stock, or the perception in the market that the holders of a large number of our shares intend to sell such shares, could reduce the market price of our common stock, which would reduce the price of our common stock and impair our ability to raise capital through the sale of additional equity securities. A substantial number of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act. The resale of any of the shares of common stock that we may issue may depress the prices at which our common stock trades.

Since our inception, we have incurred operating losses and negative cash flows and we expect to continue to incur losses and negative cash flows in the future. Accordingly, we will likely conduct additional equity or debt offerings to increase liquidity until such time as our revenues are sufficient to finance our operating expenses.

Management regularly assesses whether the Company has sufficient liquidity to fund its costs. The Company’s continued existence is dependent upon management’s ability to increase liquidity, raise capital and develop profitable operations. Management is devoting significant efforts to increasing liquidity, raising capital and developing its business. We will likely need to issue additional equity or debt securities, in addition to this Offering, in order to raise additional capital needed to pay our operating expenses until such time as our revenues are sufficient to finance our operating expenses. Our ability to raise additional liquidity by issuing additional shares will require an increase in our authorized shares that requires shareholder approval, which may not be achieved. There is no assurance that we will be able to obtain any additional financing that we may need, or that any such financing that may become available will be on terms that are favorable to us and our shareholders.

S-4

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the success, safety and efficacy of our products, product sales, revenues, development timelines, product acquisitions, the Company having sufficient liquidity to conduct its operations, and the Company’s ability to improve its working capital position, and other statements containing forward-looking words, such as, “believes,” “may,” “could,” “would,” “will,” “expects,” “intends,” “estimates,” “anticipates,” “plans,” “seeks,” or “continues” or the negative thereof or variation thereon or similar terminology (although not all forward-looking statements contain these words). Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Readers should not put undue reliance on these forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified; therefore, our actual results may differ materially from those described in any forward-looking statements. The risks and uncertainties include those noted in our SEC filings or any applicable prospectus supplement.

We urge you to consider these factors carefully in evaluating the forward-looking statements contained in this prospectus supplement and accompanying prospectus and any prospectus supplement. All subsequent written or oral forward-looking statements attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included and incorporated by reference in this prospectus supplement and accompanying prospectus are made only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent that we are required to do so by law.

S-5

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the common stock in this offering will be up to approximately $3,002,000 after deducting Placement Agent commissions and other estimated offering expenses payable by us.

We intend to use net proceeds from this offering for general corporate purposes, including, without limitation, sales and marketing activities, product development, making acquisitions of assets, businesses, companies or securities, capital expenditures, and for working capital needs. We may temporarily invest the net proceeds in short-term, interest-bearing instruments or other investment-grade securities. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

S-6

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share after this offering. Our net tangible book value of our common stock on March 31, 2023 was approximately $20,948,000, or approximately $0.59 per share of common stock based on 35,565,974 shares outstanding. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

After giving effect to the sale of our common stock pursuant to this prospectus in the aggregate amount of $3,300,000 at an offering price of $1.00 per share, and after placement agent fees and estimated aggregate offering expenses of approximately $100,000 payable by us, our net tangible book value as of March 31, 2023 would have been $23,950,000, or $0.62 per share of common stock. This represents an immediate increase in the net tangible book value of $0.03 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.38 per share to new investors. The following table illustrates this per share dilution:

Offering price per share		$1.00
Net tangible book value per share as of March 31, 2023	$	0.59
Increase in net tangible book value per share after this offering	$	0.03
As-adjusted net tangible book value per share after this offering		$0.62

Dilution per share to new investors in this offering		$0.38

The common stock outstanding after the offering is based on approximately 35,565,974 shares of our common stock outstanding as of March 31, 2023 and excludes the following:

●	846,267 shares of our common stock issuable upon the vesting of restricted stock units granted as of March 31, 2023, having a weighted average grant date value of $3.14 per share; and
●	211,720 shares of our common stock issuable upon the exercise of options outstanding as of March 31, 2023, having a weighted average exercise price of $11.66 per share; and
●	306,461 shares of our common stock reserved for future issuance under our 2016 Equity Incentive Plan as of March 31, 2023;
●

An estimated 1,634,546 shares of our common stock that may be issuable upon the achievement of certain performance criteria set forth in performance stock units granted as of March 31, 2023, which performance units may be settled in cash at the discretion of the Company;

●	4,050,000 shares of our common stock sold in a registered offering that closed June 12, 2023; and
●	1,294,743 shares of our common stock issued and sold since March 31, 2023 pursuant to our at-the-market offerings.

S-7

DIVIDEND POLICY

We do not currently anticipate declaring or paying cash dividends on our capital stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the operation and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, future prospects, contractual restrictions and covenants and other factors that our board of directors may deem relevant.

S-8

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our Certificate of Incorporation, as amended, and Bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation, as amended, and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We may issue shares of our common stock from time to time. We are authorized to issue 50,000,000 shares of common stock, par value $0.001 per share. As of March 31, 2023, there were 35,565,974 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any shares of preferred stock issued in the future, holders of common stock are entitled to receive dividends on a pro rata basis as may be declared by our board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of our Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, as amended, Bylaws and Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s outstanding voting stock.

Our Certificate of Incorporation, as amended, authorizes the board of directors to issue up to 5,000,000 shares of preferred stock and to determine the rights, preferences and privileges of these shares of preferred stock without any further vote or action by the stockholders, and specifies that the authorized number of directors may be changed only by a resolution of the board of directors. The provisions described above could have the effect of making it more difficult for a third-party to acquire a majority of our outstanding voting stock, or delay, prevent or deter a merger, acquisition or tender offer in which our stockholders could receive a premium for their shares, a proxy contest or other change in our management.

NASDAQ Capital Market

Our common stock is listed on The Nasdaq Capital Market and traded under the symbol “SUNW.” On August 9, 2023, the last reported sale price for our common stock on The Nasdaq Capital Market was $1.21 per share.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Continental Stock Transfer & Trust with an address at 1 State Street, 30th Floor, New York NY 10004-1561.

S-9

PLAN OF DISTRIBUTION

Roth Capital Partners, LLC has agreed to act as the sole placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated August 9, 2023. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus, but will use its reasonable best efforts to arrange for the sale of the shares of common stock offered by this prospectus supplement. We have entered into a securities purchase agreement directly with investors in connection with this offering. We will make offers only to a limited number of accredited investors. The offering is expected to close on or about August 11, 2023, subject to customary closing conditions, without further notice to you.

Fees and Expenses

We have agreed to pay the Placement Agent a cash placement commission equal to 6.0% of the gross proceeds from the sale of 3,300,000 shares of common stock offered in this offering.

The following table shows the per share and total fees we will pay to the Placement Agent in connection with the sale of our common stock pursuant to this prospectus:

	Per Share	Total
Offering price	$1.00	$3,300,000
Placement Agent fees	$0.06	$198,000
Proceeds to us (before expenses)	$0.94	$3,102,000

In addition, we have agreed to reimburse the Placement Agent for up to $50,000 of legal fees and expenses upon closing the offering. We estimate that the total expenses of the offering payable by us, other than the Placement Agent fees, will be approximately $100,000.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Nasdaq Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “SUNW.” On August 9, 2023, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.21 per share.

Indemnification

We have agreed to indemnify the Placement Agent and other specified persons against certain civil liabilities and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

S-10

Lock-Up Agreements

We have agreed to be subject to a lock-up period of 15 days following the closing date of this offering. This means that, during the applicable lock-up period, we may not offer for sale, contract to sell, or sell any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock subject to certain customary exceptions.

Our directors and executive officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our shares of common stock during a period ending 30 days after the date of this prospectus, without first obtaining the written consent of the underwriter. Specifically, these individuals have agreed, in part, not to:

●	offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such person or any affiliate of such person or any person in privity with such person or any such affiliate), directly or indirectly any of our shares of common stock or any securities convertible into or exercisable or exchangeable for our common stock;

●	establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, with respect to, any shares of our common stock or securities convertible, exchangeable or exercisable into, shares of our common stock beneficially owned, held or hereafter acquired by such person; or

●	publicly disclose the intention to do any of the foregoing.

Other Relationships

The Placement Agent has acted as our sales agent in our public offering of shares of common stock pursuant to the terms of a sales agreement under which we may offer and sell up to $26,800,000 of shares of our common stock from time to time through the sales agent as an agent or principal. Sales of shares of our common stock by the Placement Agent in its capacity as a sales agent may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act. The Placement Agent or its affiliates may in the future engage in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of its business and for which it would receive customary fees and expenses. In addition, in the ordinary course of its business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

S-11

LEGAL MATTERS

Certain legal matters will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California. Certain legal matters will be passed upon for the Placement Agent by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Sunworks, Inc. as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, appearing in Sunworks, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by KMJ Corbin & Company LLP, independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities that we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein. You should rely only on the information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered hereby.

We file annual, quarterly and other reports, proxy and information statements and other information with the Securities and Exchange Commission. The SEC maintains a website that contains reports, proxy statements and other information regarding us. The address of the SEC website is www.sec.gov. We maintain a website at www.sunworksusa.com. Information contained on our website is not incorporated into this prospectus supplement and you should not consider information contained on our website to be part of this prospectus supplement.

S-12

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on March 10, 2023, and as amended by our Form 10-K/A filed with the SEC on May 1, 2023;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, as filed with the SEC on May 23, 2023;

●	Our Current Reports on Form 8-K, as filed with the SEC on January 30, 2023, April 19, 2023, May 10, 2023; and June 12, 2023; and

●	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on March 3, 2015, as updated by the description of our common shares filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 10, 2023, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents filed by us with the SEC pursuant to Sections 12(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Gaylon Morris

Chief Executive Officer

Sunworks, Inc.

1555 Freedom Boulevard

Provo, UT 84604

(385) 497-6955

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

S-13

$75,000,000

SUNWORKS, INC.

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, warrants or units having an aggregate initial offering price not to exceed $75,000,000. The preferred stock may be convertible into shares of our common stock or shares of our preferred stock. The warrants may be exercisable for shares of our common stock or shares of our preferred stock. The units may consist of any combination of the other types of securities described in this prospectus.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference herein or therein, carefully before you invest in any of the securities offered pursuant to this prospectus.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. We will describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, we will set forth in a prospectus supplement the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options. We will also set forth in a prospectus supplement the price to the public of such securities and the net proceeds that we expect to receive from such sale.

Our common stock is listed on the NASDAQ Capital Market and traded under the symbol “SUNW.” On May 27, 2022, the last reported sale price for our common stock on the NASDAQ Capital Market was $1.99 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS, AS WELL AS THE RISKS AND UNCERTAINTIES DESCRIBED UNDER A SIMILAR HEADING IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS THAT WE INCORPORATE BY REFERENCE HEREIN OR THEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2022

TABLE OF CONTENTS

PROSPECTUS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings with an aggregate initial offering price not to exceed $75,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we offer or sell any of our securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering.

References herein to “we,” “us,” “Sunworks,” and “the Company” are to Sunworks, Inc. and its wholly-owned subsidiaries, Sunworks United Inc. (“Sunworks United”), Commercial Solar Energy, Inc. (“CSE”), and Solcius LLC. (“Solcius”)

We may add, update or change any of the information contained in this prospectus or in any accompanying prospectus supplement we may authorize to be delivered to you. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to an offering pursuant to this registration statement.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and future prospects may have changed since those respective dates.

This prospectus and any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered pursuant to this prospectus. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The registration statement can be read on the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus, any accompanying prospectus supplement, or the documents incorporated by reference herein or therein, are forward looking statements. We have attempted to identify forward-looking statements by using words such as “may,” “believe,” “will,” “could,” “project,” “anticipate,” “expect,” “estimate,” “should,” “continue,” “potential,” “plan,” “forecasts,” “goal,” “seek,” “intend,” other forms of these words or similar words or expressions or the negative thereof.

Our forward-looking statements are based on our management’s current assumptions and expectations of future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Many important factors, in addition to the factors described in this prospectus, may materially and adversely affect our results as indicated in our forward-looking statements. You should read this prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference herein and therein, completely and with the understanding that our actual future results may be materially different from and worse than what we expect.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by law or the rules of the NASDAQ Stock Market, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors. You should, however, review the risks and uncertainties we describe in the reports we will file from time to time with the SEC, after the date of this prospectus. See the information included under the heading “Where You Can Find More Information.”

Forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of the risks and uncertainties described above, the forward-looking statements discussed in this prospectus might not occur and our future results and performance may differ materially from the information provided in these forward-looking statements due to, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision.

We qualify all of our forward-looking statements by these cautionary statements.

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ABOUT THE COMPANY

The following is a summary of what we believe to be the most important aspects of our business. Please read the additional information in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Overview

We provide photovoltaic (“PV”) and battery based power and storage systems for the residential and commercial markets. Commercial projects include commercial, agricultural, industrial and public works projects. We operate in several residential and commercial markets including California, Utah, Nevada, Arizona, New Mexico, Texas, Colorado, Minnesota, Wisconsin, Massachusetts, Rhode Island, New York, Pennsylvania, New Jersey and South Carolina. Through our operating subsidiaries, we design, arrange financing, integrate, install, and manage systems ranging in size from 2kW (kilowatt) for residential projects to multi-MW (megawatt) systems for larger commercial and public works projects. Commercial installations have included installations at office buildings, manufacturing plants, warehouses, service stations, churches, and agricultural facilities such as farms, wineries, and dairies. Public works installations have included school districts, local municipalities, federal facilities and higher education institutions.

On April 8, 2021, we, through our operating subsidiary Sunworks United (the “Buyer”), acquired all of the issued and outstanding membership interests (the “Acquisition”) of Solcius, LLC (“Solcius”), from Solcius Holdings, LLC (“Seller”). Located in Provo, Utah, Solcius is a full-service, residential solar systems provider. The transaction creates a national solar power provider with a presence now in 15 states, including California, Utah, Nevada, Arizona, New Mexico, Texas, Colorado, Minnesota, Wisconsin, Massachusetts, Rhode Island, New York, Pennsylvania, New Jersey and South Carolina. The Company believes the transaction enhances economies of scale, leading to better access to suppliers, vendors and financial partners, as well as marketing and customer acquisition opportunities.

The Acquisition was consummated on April 8, 2021 pursuant to a Membership Interest Purchase Agreement, dated as of April 8, 2021 (the “Purchase Agreement”), by and between Buyer and Seller. The purchase price for Solcius consisted of $51.75 million in cash, subject to post-closing adjustments related to working capital, cash, indebtedness and transaction expenses.

Residential Solar

Through our Residential Solar operating subsidiary, we design, arrange financing, integrate, install, and manage systems, primarily for residential homeowners. We sell residential solar systems through multiple channels, including our network of sales channel partners, and our growing direct sales channel strategy. We operate in several residential and commercial markets including California, Utah, Nevada, Arizona, New Mexico, Texas, Colorado, Minnesota, Wisconsin and South Carolina. We have direct sales or operations personnel in California, Nevada, Utah, Arizona, New Mexico, Texas, Colorado, South Carolina, Wisconsin and Minnesota.

Commercial Solar

Through our Commercial Solar Energy operating subsidiaries, we design, arrange financing, integrate, install, and manage systems ranging in size from 2kW (kilowatt) for residential projects to multi-MW (megawatt) systems for larger commercial and public works projects. Commercial installations have included installations at office buildings, manufacturing plants, warehouses, service stations, churches, and agricultural facilities such as farms, wineries, and dairies. Public works installations have included school districts, local municipalities, federal facilities and higher education institutions. Commercial Solar primarily operates primarily in California.

Corporate Information

Our principal executive offices are located at 1555 Freedom Blvd, Provo, Utah 84604 and our telephone number is (385) 497-6955. Our web site address is www.sunworksusa.com. Information contained in or accessible through our website does not constitute part of, and is not incorporated into, this prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q, as filed with the SEC, which are incorporated by reference in this prospectus in their entirety, as well as any amendments or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. If any of these risks actually occur, our business, financial condition, results of operations and future prospects could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment. For more information, see “Where You Can Find More Information.”

The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks and uncertainties mentioned elsewhere in this prospectus. For more information, see “Special Note Regarding Forward-Looking Information.”

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of our securities offered hereby for working capital and general corporate purposes, which may include capital expenditures, sales and marketing and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any such acquisitions or investments as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Our management will have broad discretion in the allocation of the net proceeds from this offering.

Pending the application of the net proceeds, we may invest the net proceeds in short-term, investment grade, interest-bearing securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

5

THE SECURITIES WE MAY OFFER

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, warrants, and/or units having an aggregate initial offering price not to exceed $75,000,000. The preferred stock may be convertible into shares of our common stock or shares of our preferred stock. The warrants may be exercisable for shares of our common stock or shares of our preferred stock. The units may consist of any combination of the other types of securities described in this prospectus. In this prospectus, we refer to the common stock, preferred stock, warrants and units that we may offer collectively as “securities.”

This prospectus provides a general description of the securities we may offer. Each time we sell any of our securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information in this prospectus. For more information, see “About this Prospectus.”

6

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our certificate of incorporation, as amended, and bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, as amended, and bylaws, copies of which have been filed as exhibits to our SEC filings. For more information, see “Where You Can Find More Information.”

Common Stock

We may issue shares of our common stock from time to time. We are authorized to issue 50,000,000 shares of common stock, par value $0.001 per share. As of May 27, 2022, there were 32,928,989 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any shares of preferred stock issued in the future, holders of common stock are entitled to receive dividends on a pro rata basis as may be declared by our board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of our Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

Preferred Stock

As of May 31, 2022, there were no shares of our preferred stock outstanding. Pursuant to the terms of our certificate of incorporation, as amended, our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further action by our stockholders. Our board of directors also can increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control or the removal of management and could adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Whenever preferred stock is to be offered and sold pursuant to this prospectus, we will file a prospectus supplement relating to that offer and sale which will specify (in each case to the extent applicable):

●	the title and stated value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate, period and payment date, and method of calculation of dividends;

●	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	any listing of the preferred stock on any securities exchange;

●	the provision for redemption of the preferred stock;

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●	the terms and conditions upon which the preferred stock will be convertible into any other class of capital stock, including the conversion price;

●	voting rights of the preferred stock;

●	preemption rights;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

●	limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The Delaware General Corporation Law, or DGCL, provides that the holders of preferred stock will have the right to vote separately as a class on any proposed fundamental change in the rights of the preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

All shares of preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Bylaws and Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s outstanding voting stock.

Our certificate of incorporation, as amended, authorizes the board of directors to issue up to 5,000,000 shares of preferred stock and to determine the rights, preferences and privileges of these shares of preferred stock without any further vote or action by the stockholders, and specifies that the authorized number of directors may be changed only by a resolution of the board of directors. The provisions described above could have the effect of making it more difficult for a third-party to acquire a majority of our outstanding voting stock, or delay, prevent or deter a merger, acquisition or tender offer in which our stockholders could receive a premium for their shares, a proxy contest or other change in our management.

NASDAQ Capital Market

Our common stock is listed on NASDAQ Capital Market and traded under the symbol “SUNW.” On May 27, 2022, the last reported sale price for our common stock on NASDAQ Capital Market was $1.99 per share.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Continental Stock Transfer & Trust with an address at 1 State Street, 30th Floor, New York NY 10004-1561.

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DESCRIPTION OF WARRANTS

We may offer and sell, from time to time, warrants for the purchase of shares of common stock and/or shares of preferred stock. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from those securities. If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which will be contracts between us and the holders of the warrants or an agent for the holders of the warrants. The forms of warrant agreements or warrant certificates, as applicable, relating to the warrants will be filed as exhibits to the registration statement of which this prospectus is a part and/or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

Whenever warrants are to be issued and sold pursuant to this prospectus, we will file a prospectus supplement relating to that offer and sale which will specify (in each case as applicable):

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the date, if any, on and after which the warrants and the related common stock or preferred stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Each warrant will entitle its holder to purchase the number of shares of common stock or preferred stock at the exercise price set forth in (or calculable as set forth in) the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer, and exercise them as indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any voting rights or any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

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DESCRIPTION OF UNITS

We may offer and sell, from time to time, units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. If we issue units, they will be evidenced by unit agreements or unit certificates issued under one or more unit agreements, which will be contracts between us and the holders of the units or an agent for the holders of the units. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The forms of unit agreements or unit certificates, as applicable, relating to the units will be filed as exhibits to the registration statement of which this prospectus is part of and/or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the units and unit agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the unit agreements applicable to the units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreements that contain the terms of the units.

Whenever units are to be issued and sold pursuant to this prospectus, we will file a prospectus supplement relating to that offer and sale which will specify (in each case as applicable):

●	the title of the series of units;

●	identification and description of the separate securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the securities comprising the units will be separately transferable; and

●	any other terms of the units and their securities.

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PLAN OF DISTRIBUTION

We may sell our securities from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

●	through agents;
●	to or through underwriters;
●	to or through broker-dealers (acting as agent or principal);
●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; and/or
●	directly to purchasers, through a specific bidding or auction process or otherwise.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:

●	the name or names of any agents, underwriters or dealers;
●	the type of securities being offered;
●	the purchase price of our securities being offered and the net proceeds we expect to receive from the sale;
●	any over-allotment options under which underwriters may purchase additional securities from us;
●	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;
●	the public offering price;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchanges on which such securities may be listed.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

●	transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded;
●	in the over-the-counter market;
●	in negotiated transactions; or
●	under delayed delivery contracts or other contractual commitments.

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We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may indemnify agents, underwriters and dealers against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. Agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the NASDAQ Capital Market. We may elect to list any other class or series of securities on any exchange and, in the case of our common stock, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the offered securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

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LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the securities offered by this prospectus, will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California.

EXPERTS

The consolidated financial statements of Sunworks, Inc. as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021, appearing in Sunworks, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by KMJ Corbin & Company LLP, independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. For more information, see “About this Prospectus.”

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any future documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any documents filed after the date on which the registration statement of which this prospectus is a part is initially filed until the offering of the securities covered by this prospectus has been completed, other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the SEC on March 11, 2022 (our “Annual Report”);

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022 as filed with the SEC on May 16, 2022;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2022;

●	our Current Report on Form 8-K, as filed with the SEC on May 31, 2022; and

●	the description of our securities contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 11, 2022, including any amendment or report filed for the purpose of updating such description.

These filings have not been included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any document that is incorporated by reference in this prospectus. You may obtain a copy of these documents, at no cost, from our website (www.sunworksusa.com) or by contacting us using the following information:

Jason Bonfigt

Chief Financial Officer

Sunworks, Inc.

1555 Freedom Boulevard

Provo, UT 84604

(385) 497-6955

Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and future prospects may have changed since those respective dates.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available on the SEC’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

This prospectus is part of a registration statement that we filed with the SEC. As permitted by SEC rules, this prospectus and any accompanying prospectus supplement that we may file, which form a part of the registration statement, do not contain all of the information that is included in the registration statement. The registration statement contains more information regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC’s website.

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SUNWORKS, INC.

3,300,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Roth Capital Partners

August 9, 2023